VCIC                                      For additional information contact:
                                          G.S. Donovan (630) 789-4900
                                          K.K. Duttlinger (630) 789-4900

                  VISKASE COMPANIES, INC. ANNOUNCES RESIGNATION
                            OF TWO BOARD MEMBERS

WILLOWBROOK, ILLINOIS, August 29, 2001 - Viskase Companies, Inc. (VCIC) today announced that Malcolm I. Glazer and Avram A. Glazer have resigned from the Board of Directors of the Company. Messrs. Glazer did not indicate any disagreement with the Company in their resignations. The Board of Directors does not intend, at this time, to fill these vacancies on the Board.

Viskase Companies, Inc. has its major interests in food packaging. Principal products manufactured are cellulosic and nylon casings used in the preparation and packaging of processed meat products.

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